UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

BURGER KING WORLDWIDE, INC.

BURGER KING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35511	45-5011014
Delaware	001-32875	75-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida 33126

(Address of Principal Executive Offices, including Zip Code)

(305) 378-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 19, 2012, Justice Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“Justice”), distributed 90,057,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Justice Delaware Holdco Inc., a Delaware corporation (“New Holdco” or the “Company”), to the holders of Justice ordinary shares, on a 1-for-1 distribution ratio (the “Distribution”). The Distribution was made in accordance with the Business Combination Agreement and Plan of Merger, dated as of April 3, 2012 (the “Agreement”), by and among Justice, New Holdco, Justice Holdco LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub LLC”), and Burger King Worldwide Holdings, Inc., a Delaware corporation (“Worldwide”), and pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Pursuant to the Agreement, on June 20, 2012, Worldwide merged with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company and as a wholly-owned subsidiary of New Holdco (the “Merger”). As consideration for the Merger, the then-current stockholders of Worldwide, primarily 3G Special Situations Fund, L.P. (“3G”), an investment fund affiliated with 3G Capital Partners Ltd. (“3G Capital”), received 249,414,069 shares of New Holdco Common Stock in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and approximately $1,410,891,000 in cash. In addition, Justice, New Holdco and certain holders of equity interests of Justice (“Justice’s founders”) entered into transactions, including the Distribution, prior to the effectiveness of the Merger, in order to facilitate the Merger. The Distribution occurred in conjunction with those pre-Merger transactions. The Merger and the pre-Merger transactions are referred to herein as the “Transactions.”

As a result of the Transactions, the holders of Justice ordinary shares prior to the Merger and Justice’s founders in the aggregate held approximately 29% of the outstanding shares of Common Stock immediately following the Merger, and the holders of Worldwide shares prior to the Merger, primarily 3G, held approximately 71% of the outstanding shares of Common Stock immediately following the Merger.

On June 20, 2012, New Holdco changed its name to Burger King Worldwide, Inc., and its shares of Common Stock were listed on the New York Stock Exchange under the symbol “BKW.” On April 3, 2012, trading of the Justice ordinary shares on the London Stock Exchange ended. On June 19, 2012, Justice began the process of liquidating itself and on June 20, 2012, Justice requested the cancellation of its listing on the London Stock Exchange (which will take effect on July 18, 2012).

Item 1.01.	Entry into a Material Definitive Agreement.

3G Registration Rights Agreement

On June 19, 2012, in connection with the Transactions described above, the Company entered into a registration rights agreement with 3G Special Situations Fund II, L.P. (the “3G Registration Rights Agreement”), with respect to its shares of Common Stock. Pursuant to the 3G Registration Rights Agreements, the Company has agreed, under certain circumstances, to file a registration statement covering the resale of the Common Stock issued to the 3G, and, under certain circumstances, 3G has demand registration rights and piggyback registration rights.

In addition, 3G agreed with the Company, subject to certain exceptions, that during the six (6) month period following the completion of the Merger, without the prior written consent from the Company, it will not, and will not authorize, permit or direct its subsidiaries or affiliates to, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant to purchase or otherwise transfer or dispose of any of its Common Stock or (ii) enter into any derivative transaction of any type whatsoever that transfers, in whole or in part, any of the economic consequences of its ownership of any of its Common Stock.

The foregoing description of the 3G Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the agreement which was previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on June 20, 2012 and which is incorporated herein by reference.

Pershing Registration Rights Agreement

On June 19, 2012, in connection with the Transactions described above, the Company also entered into a registration rights agreement with Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman (the “Pershing Registration Rights Agreement”), with respect to each of their respective shares of Common Stock We refer to Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman collectively herein as the “Pershing Stockholders.”

Pursuant to the Pershing Registration Rights Agreement, the Company has agreed, under certain circumstances, to file a registration statement covering the resale of the Common Stock issued to the Pershing Stockholders, and, under certain circumstances, the Pershing Stockholders have demand registration rights and piggyback registration rights.

The foregoing description of the Pershing Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the agreement which was previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed on June 20, 2012 and which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the “Explanatory Note” hereof is responsive to this item and is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective June 20, 2012, the Company dismissed PricewaterhouseCoopers LLP (“PwC”).

The decision to change registered public accounting firms and the appointment of a new registered public accounting firm was made by the Company’s Board of Directors (the “Board”).

PwC was engaged on May 21, 2012. The only report PwC issued was for the financial statements as of April 2, 2012, and that report did not contain any adverse opinion, disclaimer of opinion, modification or qualifications. From the date of appointment through June 20, 2012, the Company had no disagreement with PwC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure. For that same period there were no reportable events, within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the above statements to PwC and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above disclosure. PwC provided a letter, dated June 25, 2012 stating its agreement with such statements, which is included as Exhibit 16.1 to this Form 8-K.

At the effective time of the Merger, KPMG LLP, who has been the auditors to Worldwide and its subsidiaries, became the independent registered public accounting firm of the Company.

Item 5.01.	Changes in Control of Registrant

The information set forth in the “Explanatory Note” hereof is responsive to this item and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, the Board adopted resolutions that effective June 20, 2012, among other things, increased the size of the Board to eight members. Each of the directors will be elected at the annual meeting of stockholders for one-year terms, and will hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in the Company’s amended and restated by-laws.

Effective June 20, 2012, the Board appointed Alexandre Behring, Paul J. Fribourg, Bernardo Hees, Alan Parker, Carlos Alberto Sicupira, Marcel Herrmann Telles and Alexandre Van Damme as new directors of the Company. The background of each of the new directors is as follows:

Alexandre Behring. Mr. Behring has served on the board of Worldwide and Burger King Holdings Inc. (“Holdings”) since October 2010 and as Chairman since November 2010. Since 2004, Mr. Behring has also served as the managing partner and director of 3G Capital. Previously, Mr. Behring spent 10 years at GP Investments, Latin America’s largest private-equity firm, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 through 2004, as CEO of American Latina Logistica (ALL), Latin America’s largest railroad and logistics company. He served as a director of ALL until December 2011. Mr. Behring also serves as an alternate director of Lojas Americanas S.A., a retail chain operator based in Brazil. From July 2008 to May 2011, Mr. Behring served as a director of CSX Corporation, a U.S. rail-based transportation company.

Mr. Behring has experience in executive roles at private equity firms and as chief executive officer for a large railroad and logistics company. He has knowledge of strategy and business development, finance, risk assessment, logistics and leadership development.

Paul J. Fribourg. Mr. Fribourg has served on the board of Worldwide and Holdings since October 2010. Mr. Fribourg has served as the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company with investments in poultry, pork and beef businesses, among others, since 1997. Prior to taking this role, he held a variety of positions with increasing responsibility, from Merchandiser and Product Line Manager to Group

President and Chief Operating Officer. Mr. Fribourg has been a director of Loews Corporation, a large diversified holding company, since 1997. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin-care, make-up, fragrances and hair products, and Apollo Global Management, LLC, an alternative investment management firm. He was a director of Smithfield Foods, Inc., the world’s largest pork producer and processor, from 2007 until 2009, Power Corporation of Canada, a diversified management and holding company, from 2005 until 2008, Premium Standard Farms, Inc., a subsidiary of Smithfield Foods, Inc., from 1998 until 2006, and Vivendi, S.A., a French international media conglomerate, from 2003 until 2006.

Mr. Fribourg has experience as the chief executive officer of an international agribusiness and investment company and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development.

Bernardo Hees. Mr. Hees has served on the board of Worldwide and Holdings since November 2010 and is their Chief Executive Officer. Mr. Hees previously served as Chief Executive Officer of ALL from January 2005 until September 2010 and continues to serve as a member of its board of directors. Mr. Hees joined ALL in 1998 as a logistics analyst, subsequently holding various positions, including operational planning manager, chief financial officer and commercial officer, and, in 2004, held the position of Director-Superintendent. Mr. Hees holds a degree in Economics from the Pontifícia Universidade Católica (Rio de Janeiro), an MBA from the University of Warwick, England, and, in 2005, he concluded an Owner/President Management course at Harvard Business School.

Mr. Hees has experience as chief executive officer of Burger King Corporation (“BKC”) and for a large railroad and logistics company. He has knowledge of strategy and business development, finance, marketing and consumer insight, risk assessment, leadership development and succession planning.

Alan Parker. Mr. Parker joined Mothercare PLC, a leading global retailer of products and services for mothers and young children, as Chairman in August 2011 and has recently led a strategic and structural review of that company. Mr. Parker retired as Chief Executive of Whitbread PLC on his sixty fourth birthday in November 2010 after 18 years with the company. Whitbread, in the FTSE100, is the UK’s largest hotel and restaurant company. Mr. Parker was educated at the University of Surrey (BSc), where he is now a Visiting Professor, and is a graduate of the Harvard Business School’s Advanced Management Program and a Fellow of the Institute of Hospitality. In June 2011, Mr. Parker was elected President of the British Hospitality Association and became Chairman in May 2012. He is a Non-Executive Director of Jumeirah Group LLC and Kesa Electricals PLC. Before joining Whitbread, Mr. Parker spent ten years with Bass Plc as Senior Vice President of Holiday Inn Europe, Middle East and Africa based in Brussels, and prior to that, Managing Director Europe of Crest Hotels based in Frankfurt.

Mr. Parker has experience as the chairman of a leading global retailer of consumer products and services and as a senior executive of several large hotel and restaurant companies. He has knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and distribution, leadership development and succession planning.

Carlos Alberto Sicupira. Mr. Sicupira has served on the board of Worldwide and Holdings since October 2010. Mr. Sicupira is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. Mr. Sicupira also serves as a member of the board of directors of

Anheuser-Busch InBev. Mr. Sicupira has been Chairman of Lojas Americanas, one of South America’s largest retailers, since 1981, where he served as Chief Executive Officer until 1992. He has also served as a board member of Quilmes Industrial S.A., an Argentine brewery and the exclusive bottler and distributor of PepsiCo products in Argentina and Uruguay, and as a member of the Board of Dean’s Advisors of Harvard Business School since 1998. He also serves on the boards of Fundação Brava and Fundação Estudar, not-for-profit foundations in Brazil.

Mr. Sicupira has experience as the chief executive officer of a large South American retailer and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, marketing and consumer insights, supply chain management and distribution and finance.

Marcel Herrmann Telles. Mr. Telles has served on the board of Worldwide and Holdings since October 2010. Mr. Telles is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. He also serves as a member of the board of directors of Anheuser-Busch InBev. He has served on the board of directors of AmBev, a Brazilian brewing company, since 2000. He has also served as a member of the board of directors of Lojas Americanas S.A., and as Chief Executive Officer of Companhia Cervejaria Brahma (which became AmBev in 2002) from 1989 to 1999. He has also served as a director of Quilmes Industrial S.A. Since 2009, he has been a member of the Advisory Board of ITAU-UNIBANCO, a banking conglomerate based in Brazil. He also serves on the board of directors of Fundação Estudar, a not-for-profit foundation in Brazil, and on the board of directors of ISMART, a not-for-profit foundation.

Mr. Telles has experience as the chief executive officer of a large brewing company and major consumer brand and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, supply chain management and distribution and leadership development.

Alexandre Van Damme. Mr. Van Damme has served on the board of Worldwide and Holdings since December 2011. Mr. Van Damme has served as a member of the board of directors of Anheuser-Busch InBev since 1992. He joined the beer industry early in his career and held various operational positions within Interbrew, a large Belgian-based brewing company that merged with Anheuser-Busch to form Anheuser-Busch InBev, until 1991, including Head of Corporation Planning and Strategy. He has managed several private venture holding companies and is currently a director of Patri S.A. (Luxembourg). He is also a board member of UCB S.A., a Belgian pharmaceutical company, and an administrator of the InBev Baillet-Latour Fund, a foundation that encourages social, cultural, artistic, technical, sporting and philanthropic achievements, as well as a director of Delete Blood Cancer US (DBC US), previously called DKMS, the largest bone marrow donor center in the world, and a member of the Insead International Council and Solvay Business School Consultative Council. Mr. Van Damme graduated from Solvay Business School in Brussels.

Mr. Van Damme has experience as an executive of a large brewing company that is a major consumer brand as well as experience in managing several private venture holding companies. He has knowledge of strategy and business development, risk assessment and leadership development.

Effective June 20, 2012, the Board also appointed members of the Audit, Compensation and Executive committees. The membership of each of the Board committees is now as follows:

Audit Committee

•	Martin E. Franklin
•	Paul J. Fribourg
•	Alan Parker

Compensation Committee

•	Alexandre Behring
•	Carlos Alberto Sicupira
•	Marcel Herrmann Telles

Executive Committee

•	Alexandre Behring
•	Bernardo Hees

Under the Company’s director compensation program, non-management directors other than Mr. Behring are entitled to receive an annual retainer of $50,000, and Mr. Behring is entitled to receive an annual retainer of $100,000 in his capacity as Chairman of the Board. Each member of the Audit Committee, Compensation Committee and Executive Committee (other than Mr. Hees) is entitled to receive an additional annual committee fee of $10,000. Non-management directors have the opportunity to elect to defer their annual retainer and committee fee and, in lieu of the cash fees, to receive a grant of restricted stock units with a value of two times the forgone fees pursuant to the Company’s 2012 Omnibus Incentive Plan. Additionally, all new non-management members of the Board are eligible to receive an initial grant of options pursuant to the Company’s 2012 Omnibus Incentive Plan. The Company and each of the new directors have also entered into the Company’s standard form of indemnification agreement for directors, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, on June 19, 2012, the Board adopted resolutions that effective June 20, 2012, (a) Martin E. Franklin resigned as Chairman and President of the Company (but not as a director of the Company), and (b) the following persons were elected to serve as officers of the Company in the capacities set forth opposite his name, to hold such office until his or her successor shall be duly elected and qualified or until his earlier death, resignation or removal:

Name	Age	Position
Bernardo Hees	42	Chief Executive Officer
Daniel S. Schwartz	31	Executive Vice President and Chief Financial Officer
Jacqueline Friesner	39	Vice President, Principal Accounting Officer and Controller

The background of each of the new officers is as follows:

Bernardo Hees. Mr. Hees’ biographical information is set forth above.

Daniel S. Schwartz. Mr. Schwartz was appointed as Executive Vice President and Chief Financial Officer of Holdings in December 2010, effective January 1, 2011. Mr. Schwartz joined Holdings in October 2010 as Executive Vice President, Deputy Chief Financial Officer. Since January

2008, Mr. Schwartz has been a partner with 3G Capital, where he was responsible for managing 3G Capital’s private equity business. He joined 3G Capital in January 2005 as an analyst and worked with the firm’s public and private equity investments until November 2010. From March 2003 until January 2005, Mr. Schwartz worked for Altair Capital Management, a hedge fund located in Stamford, Connecticut, and served as an analyst in the mergers and acquisitions group at Credit Suisse First Boston from June 2001 to March 2003. Mr. Schwartz is a director of 3G Capital.

Jacqueline Friesner. Ms. Friesner was appointed Vice President, Controller and Chief Accounting Officer of Holdings in March 2011. Prior to her appointment, Ms. Friesner served as Senior Director, Global Accounting and Reporting of Holdings from December 2010 until March 2011 and as Director, Global and Technical Accounting of Holdings from November 2009 until December 2010. From October 2002 until December 2010, Ms. Friesner served in positions of increasing responsibility with the company. Before joining Holdings in October 2002, Ms. Friesner was an audit manager at PwC in Miami, Florida.

The Company’s officers are eligible to receive grants of options pursuant to the Company’s 2012 Omnibus Incentive Plan at the Company’s discretion.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2012, in connection the Transactions described above, the Company filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and adopted amended and restated Bylaw (the “Amended and Restated Bylaws”) to effect, among other things, the name change of Justice Delaware Holdco Inc. to Burger King Worldwide, Inc.

The description of each of the Amended and Restated Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation or Bylaws, as applicable, copies of which were previously filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Registration Statement on Form S-8 filed on June 20, 2012 and which are incorporated herein by reference.

Item 8.01.	Other Events.

On June 20, 2012, the Company announced the completion of the Merger described above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Burger King Worldwide, Inc.**

4.2	Amended and Restated Bylaws of Burger King Worldwide, Inc.**

4.3	Registration Rights Agreement between Burger King Worldwide, Inc. and 3G Special Situations Fund II, L.P.**

4.4	Registration Rights Agreement between Burger King Worldwide, Inc. and Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman.**

10.1	Form of Indemnification Agreement*

16.1	Letter from PricewaterhouseCoopers LLP, dated June 25, 2012.*

99.1	Press Release of Burger King Worldwide, Inc., dated June 20, 2012*

*	Filed herewith.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

Date: June 25, 2012	By:	/s/ Daniel S. Schwartz
Name: Daniel S. Schwartz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Burger King Worldwide, Inc.**

4.2	Amended and Restated Bylaws of Burger King Worldwide, Inc.**

4.3	Registration Rights Agreement between Burger King Worldwide, Inc. and 3G Special Situations Fund II, L.P.**

4.4	Registration Rights Agreement between Burger King Worldwide, Inc. and Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman.**

10.1	Form of Indemnification Agreement*

16.1	Letter from PricewaterhouseCoopers LLP, dated June 25, 2012.*

99.1	Press Release of Burger King Worldwide, Inc., dated June 20, 2012*

*	Filed herewith.
**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 20, 2012.